THIRD QUARTER 2022
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

BELLEVUE
PORTLAND
SAN FRANCISCO
MONTEREY
SAN DIEGO
OAHU / HONOLULU
SAN ANTONIO

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,563,221	1,322,200	1,455 (1)	—	—

Bellevue	1,026,063	—	—	—	—

Portland	876,242	44,236	657	—	—

Monterey	—	673,155	—	—	—

San Antonio	—	588,148	—	—	—

San Francisco	522,696	35,159	—	—	—

Oahu	—	429,718	—	93,925	369

Total	3,988,222	3,092,616	2,112	93,925	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	4.0	million	56%	54%
	Retail	3.1	million	44%	25%
Data is as of September 30, 2022.	Totals	7.1	million
(1) Includes 122 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended September 30, 2022. Reconciliation of NOI to net income is included in the Glossary of Terms.

Third Quarter 2022 Supplemental Information	Page

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus (such as the outbreak of COVID-19 and its variants) and the actions taken by government authorities and others related thereto, including the ability of our company, our properties and our tenants to operate; adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

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FINANCIAL HIGHLIGHTS

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CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	September 30, 2022	December 31, 2021

ASSETS	(unaudited)
Real estate, at cost
Operating real estate	$3,450,995	$3,389,726
Construction in progress	194,798	139,098
Held for development	547	547
	3,646,340	3,529,371
Accumulated depreciation	(910,556)	(847,390)
Net real estate	2,735,784	2,681,981
Cash and cash equivalents	63,431	139,524
Accounts receivable, net	8,566	7,445
Deferred rent receivable, net	88,375	82,724
Other assets, net	112,421	106,253
TOTAL ASSETS	$3,008,577	$3,017,927
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$74,555	$110,965
Unsecured notes payable, net	1,538,986	1,538,238
Unsecured line of credit, net	33,895	—
Accounts payable and accrued expenses	72,355	64,531
Security deposits payable	8,821	7,855
Other liabilities and deferred credits, net	82,242	86,215
Total liabilities	1,810,854	1,807,804
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 60,528,115 and 60,525,580 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	605	605
Additional paid in capital	1,458,748	1,453,272
Accumulated dividends in excess of net income	(241,549)	(217,785)
Accumulated other comprehensive income	12,554	2,872
Total American Assets Trust, Inc. stockholders' equity	1,230,358	1,238,964
Noncontrolling interests	(32,635)	(28,841)
Total equity	1,197,723	1,210,123
TOTAL LIABILITIES AND EQUITY	$3,008,577	$3,017,927

Third Quarter 2022 Supplemental Information	Page

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
REVENUE:
Rental income	$105,468	$93,804	$301,470	$262,573
Other property income	5,555	4,482	15,178	11,508
Total revenue	111,023	98,286	316,648	274,081
EXPENSES:
Rental expenses	28,438	23,466	78,436	61,916
Real estate taxes	11,477	9,644	34,193	31,610
General and administrative	8,376	6,827	23,130	20,574
Depreciation and amortization	31,729	30,680	93,228	85,827
Total operating expenses	80,020	70,617	228,987	199,927
OPERATING INCOME	31,003	27,669	87,661	74,154
Interest expense	(14,454)	(14,722)	(43,667)	(43,589)
Loss on early extinguishment of debt	—	—	—	(4,271)
Other (expense) income, net	(180)	(52)	(523)	(179)
NET INCOME	16,369	12,895	43,471	26,115
Net income attributable to restricted shares	(155)	(145)	(464)	(417)
Net income attributable to unitholders in the Operating Partnership	(3,442)	(2,709)	(9,130)	(5,459)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$12,772	$10,041	$33,877	$20,239

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.21	$0.17	$0.56	$0.34
Weighted average shares of common stock outstanding - basic	60,044,117	59,990,343	60,041,034	59,986,844
Diluted income from continuing operations attributable to common stockholders per share	$0.21	$0.17	$0.56	$0.34
Weighted average shares of common stock outstanding - diluted	76,225,654	76,171,880	76,222,571	76,168,381

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FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Funds from Operations (FFO) (1)
Net income	$16,369	$12,895	$43,471	$26,115
Depreciation and amortization of real estate assets	31,729	30,680	93,228	85,827
FFO, as defined by NAREIT	48,098	43,575	136,699	111,942
Less: Nonforfeitable dividends on restricted stock awards	(153)	(143)	(459)	(412)
FFO attributable to common stock and common units	$47,945	$43,432	$136,240	$111,530

FFO per diluted share/unit	$0.63	$0.57	$1.79	$1.46

Weighted average number of common shares and common units, diluted (2)	76,226,946	76,173,444	76,224,480	76,169,626

Funds Available for Distribution (FAD) (1)	$37,692	$30,772	$101,077	$75,254

Dividends
Dividends declared and paid	$24,547	$22,995	$73,639	$65,922
Dividends declared and paid per share/unit	$0.32	$0.30	$0.96	$0.86

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of FFO to net income are included in the Glossary of Terms.

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FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Funds Available for Distribution (FAD) (1)
FFO	$48,098	$43,575	$136,699	$111,942
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(9,543)	(9,512)	(33,867)	(30,387)
Net effect of straight-line rents (3)	(2,577)	(3,787)	(6,366)	(10,913)
Amortization of net above (below) market rents (4)	(831)	(823)	(2,497)	(2,351)
Net effect of other lease assets (5)	46	(600)	146	1,189
Amortization of debt issuance costs and debt fair value adjustment	651	578	1,930	1,734
Non-cash compensation expense	2,001	1,484	5,491	4,452
Nonforfeitable dividends on restricted stock awards	(153)	(143)	(459)	(412)
FAD	$37,692	$30,772	$101,077	$75,254

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$5,704	$3,896	$20,666	$15,996
Maintenance capital expenditures	3,839	5,616	13,201	14,391
	$9,543	$9,512	$33,867	$30,387

Notes:
(1)    See Glossary of Terms.
(2)    For the three and nine months ended September 30, 2022 and 2021, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(3)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(4)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(5)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of FFO to net income are included in the Glossary of Terms.

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CORPORATE GUIDANCE

(Amounts in thousands, except share and per share data)

	Prior 2022 Guidance Range (1) (2)		Revised 2022 Guidance Range (2)
Funds from Operations (FFO):
Net income	$52,989	$57,566	$55,737	$58,789
Depreciation and amortization of real estate assets	116,233	116,233	120,382	120,382
FFO, as defined by NAREIT	169,222	173,799	176,119	179,171
Less: Nonforfeitable dividends on restricted stock awards	(642)	(642)	(627)	(627)
FFO attributable to common stock and units	$168,580	$173,157	$175,492	$178,544
Weighted average number of common shares and units, diluted	76,280,373	76,280,373	76,300,615	76,300,615
FFO per diluted share, updated	$2.21	$2.27	$2.30	$2.34

Notes:
(1)    The Prior 2022 Guidance Range as reported in the company's Second Quarter 2022 Supplemental Information.
(2)    The company's guidance excludes any impact from future acquisitions, dispositions, equity issuances or repurchases, future debt financings or repayments.

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of FFO to net income are included in the Glossary of Terms.

These estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates and the amount and timing of acquisition and development activities. Our actual results may differ materially from these estimates.

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SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2022 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$48,639	$25,694	$14,748	$17,331	$106,412
Non-same store	4,611	—	—	—	4,611
Total	53,250	25,694	14,748	17,331	111,023
Real estate expenses
Same-store	13,124	7,807	6,871	10,686	38,488
Non-same store	1,427	—	—	—	1,427
Total	14,551	7,807	6,871	10,686	39,915
Net Operating Income (NOI)
Same-store	35,515	17,887	7,877	6,645	67,924
Non-same store	3,184	—	—	—	3,184
Total	$38,699	$17,887	$7,877	$6,645	$71,108
Same-store NOI	$35,515	$17,887	$7,877	$6,645	$67,924
Net effect of straight-line rents (2)	(2,244)	(121)	80	20	(2,265)
Amortization of net above (below) market rents (3)	(323)	(263)	—	—	(586)
Net effect of other lease assets (4)	16	(10)	—	—	6
Tenant improvement reimbursements (5)	(170)	(1)	—	—	(171)
Same-store cash NOI (5)	$32,794	$17,492	$7,957	$6,665	$64,908

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on September 30, 2022 and 2021. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Third Quarter 2022 Supplemental Information	Page

SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Unaudited, amounts in thousands)	Nine Months Ended September 30, 2022 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$139,697	$74,873	$42,851	$45,512	$302,933
Non-same store	13,715	—	—	—	13,715
Total	153,412	74,873	42,851	45,512	316,648
Real estate expenses
Same-store	37,554	22,965	19,171	28,549	108,239
Non-same store	4,390	—	—	—	4,390
Total	41,944	22,965	19,171	28,549	112,629
Net Operating Income (NOI)
Same-store	102,143	51,908	23,680	16,963	194,694
Non-same store	9,325	—	—	—	9,325
Total	$111,468	$51,908	$23,680	$16,963	$204,019
Same-store NOI	$102,143	$51,908	$23,680	$16,963	$194,694
Net effect of straight-line rents (2)	(5,816)	(102)	273	(86)	(5,731)
Amortization of net above (below) market rents (3)	(1,058)	(789)	—	(10)	(1,857)
Net effect of other lease assets (4)	96	9	—	—	105
Tenant improvement reimbursements (5)	(2,929)	(14)	—	—	(2,943)
Same-store cash NOI (5)	$92,436	$51,012	$23,953	$16,867	$184,268

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on September 30, 2022 and 2021. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from Same-store Cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

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SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	Change	2022	2021	Change
Cash Basis:
Office	$32,794	$28,572	14.8%	$92,436	$84,948	8.8%
Retail	17,492	18,183	(3.8)	51,012	51,614	(1.2)
Multifamily	7,957	6,979	14.0	23,953	20,738	15.5
Mixed-Use	6,665	4,587	45.3	16,867	9,134	84.7
Same-store Cash NOI (1)(2)	$64,908	$58,321	11.3%	$184,268	$166,434	10.7%

Notes:
(1)    Excluding lease termination fees, for the three and nine months ended September 30, 2022 and 2021, the change in same-store cash NOI would be 11.4% and 11.1% respectively.
(2)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

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SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	Change	2022	2021	Change
Cash Basis:
Office	$32,609	$28,470	14.5%	$91,869	$84,949	8.1%
Retail	17,492	18,183	(3.8)	51,012	51,614	(1.2)
Multifamily	7,957	6,979	14.0	23,953	20,738	15.5
Mixed-Use	6,665	4,587	45.3	16,867	9,134	84.7
Same-store Cash NOI with Redevelopment (1)(2)	$64,723	$58,219	11.2%	$183,701	$166,435	10.4%

Notes:
(1)    Excluding lease termination fees, for the three and nine months ended September 30, 2022 and 2021, the change in same-store cash NOI with redevelopment would be 11.5% and 10.9% respectively.
(2)    See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

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CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2022
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	$14,008	$8,365	$6,478	$—	$28,851
Northern California	7,206	2,537	—	—	9,743
Hawaii	—	3,069	—	6,665	9,734
Oregon	6,771	313	1,479	—	8,563
Texas	—	3,209	—	—	3,209
Washington	7,646	—	—	—	7,646
Total Cash NOI	$35,631	$17,493	$7,957	$6,665	$67,746

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Third Quarter 2022 Supplemental Information	Page

CASH NOI BREAKDOWN

Three Months Ended September 30, 2022

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Oregon
13%
Washington
11%
Hawaii
14%
Texas
5%
Northern California
14%
Southern California
43%

Multifamily
12%
Mixed-Use
10%
Office
52%
Retail
26%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

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PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2022
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$7,821	$173	$2,731	$(3,196)	$—	$7,529
Torrey Reserve Campus (7)	5,493	44	354	(1,645)	(88)	4,158
Torrey Point	1,347	94	10	(380)	(259)	812
Solana Crossing	2,039	12	107	(643)	(36)	1,479
The Landmark at One Market	9,891	72	643	(3,324)	—	7,282
One Beach Street	—	—	(33)	(43)	—	(76)
First & Main	2,740	210	706	(1,012)	832	3,476
Lloyd Portfolio (7)	4,149	402	205	(1,335)	(18)	3,403
City Center Bellevue	5,868	409	91	(1,578)	35	4,825
Eastgate Office Park	1,464	49	636	(639)	—	1,510
Corporate Campus East III	1,007	106	364	(391)	(231)	855
Bel-Spring 520 (8)	488	11	211	(248)	(6)	456
Subtotal Office Portfolio	$42,307	$1,582	$6,025	$(14,434)	$229	$35,709
Retail Portfolio
Carmel Country Plaza	$900	$29	$227	$(241)	$2	$917
Carmel Mountain Plaza	3,320	43	835	(915)	(117)	3,166
South Bay Marketplace	624	—	209	(201)	1	633
Gateway Marketplace	665	—	222	(242)	10	655
Lomas Santa Fe Plaza	1,518	18	314	(441)	13	1,422
Solana Beach Towne Centre	1,601	33	523	(598)	13	1,572
Del Monte Center	2,256	388	953	(1,383)	31	2,245
Geary Marketplace	297	—	133	(138)	—	292
The Shops at Kalakaua	257	19	50	(93)	—	233
Waikele Center	3,200	415	812	(1,599)	8	2,836
Alamo Quarry Market	3,406	294	1,396	(1,863)	(24)	3,209
Hassalo on Eighth - Retail	221	143	42	(93)	—	313
Subtotal Retail Portfolio	$18,265	$1,382	$5,716	$(7,807)	$(63)	$17,493

Third Quarter 2022 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2022
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$3,893	$304	$—	$(1,433)	$2	$2,766
Imperial Beach Gardens	1,090	66	—	(457)	(1)	698
Mariner's Point	552	32	—	(209)	(1)	374
Santa Fe Park RV Resort	597	41	—	(295)	—	343
Pacific Ridge Apartments	4,627	350	—	(2,669)	(11)	2,297
Hassalo on Eighth - Multifamily	2,938	415	—	(1,806)	(68)	1,479
Subtotal Multifamily Portfolio	$13,697	$1,208	$—	$(6,869)	$(79)	$7,957
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,203	$1,267	$860	$(1,628)	$(83)	$2,619
Waikiki Beach Walk - Embassy Suites™	11,378	1,726	—	(9,058)	—	4,046
Subtotal Mixed-Use Portfolio	$13,581	$2,993	$860	$(10,686)	$(83)	$6,665
Subtotal Development Properties	$—	$31	$—	$(109)	$—	$(78)
Total	$87,850	$7,196	$12,601	$(39,905)	$4	$67,746
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended September 30, 2022 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office portfolio were approximately $0.9 million for the three months ended September 30, 2022. Total abatements for our retail portfolio were were approximately $0.1 million for the three months ended September 30, 2022. Total abatements for our mixed-use portfolio were approximately $0.1 million for the three months ended September 30, 2022. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $0.1 million of abatements for our multifamily portfolio for the three months ended September 30, 2022. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended September 30, 2022. Total tenant improvement reimbursements for our office portfolio, retail portfolio and the retail portion of our mixed-use portfolio were approximately $0.3 million in the aggregate for the three months ended September 30, 2022.
(2)    Represents additional property-related income for the three months ended September 30, 2022, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).
(3)    Represents billed tenant expense reimbursements for the three months ended September 30, 2022.
(4)    Represents property operating expenses for the three months ended September 30, 2022. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents various rental adjustments related to base rent (deferrals, abatements, tenant improvement reimbursements, and net change in lease receivables (solely with respect to Q2 2020 through Q4 2021)).
(6)    See Glossary of Terms.
(7)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Point and Lloyd Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $0.4 million for the three months ended September 30, 2022.
(8)    Bel-Spring 520 was acquired by us on March 8, 2022.

Third Quarter 2022 Supplemental Information	Page

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2022
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$4,181	$2,320	$6,501	$3,041	$14,565	$24,107
Retail Portfolio	1,503	658	2,161	4	—	2,165
Multifamily Portfolio	—	684	684	2	—	686
Mixed-Use Portfolio	20	177	197	—	—	197
Total	$5,704	$3,839	$9,543	$3,047	$14,565	$27,155

	Nine Months Ended September 30, 2022
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$14,776	$5,533	$20,309	$18,391	$42,124	$80,824
Retail Portfolio	5,622	3,785	9,407	15	—	9,422
Multifamily Portfolio	—	3,502	3,502	70	—	3,572
Mixed-Use Portfolio	268	381	649	—	—	649
Total	$20,666	$13,201	$33,867	$18,476	$42,124	$94,467

Third Quarter 2022 Supplemental Information	Page

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	September 30, 2022	Interest Rate	Service (1)	Maturity Date
City Center Bellevue (2)	75,000	5.08%	3,704	October 1, 2027
Secured Notes Payable / Weighted Average (3)	$75,000	5.08%	$3,704

Term Loan A (4)	$100,000	2.70%	$2,700	January 5, 2027
Term Loan B (5)	100,000	2.65%	101,313	March 1, 2023
Term Loan C (6)	50,000	2.64%	50,655	March 1, 2023
Series F Notes (7)	100,000	3.85%	3,780	July 19, 2024
Series B Notes	100,000	4.45%	4,450	February 2, 2025
Series C Notes	100,000	4.50%	4,500	April 1, 2025
Series D Notes (8)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (9)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (10)	150,000	3.88%	5,865	July 30, 2030
3.375% Senior Unsecured Notes (11)	500,000	3.38%	16,875	February 1, 2031
Unsecured Notes Payable / Weighted Average (12)	$1,550,000	3.61%	$205,103

Unsecured Line of Credit (13)	$36,000	4.38%
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    On September 16, 2022, we repaid in full, without premium or penalty, the $111 million principal balance of the mortgage on City Center Bellevue. Concurrent therewith, we entered into a new $75 million non-recourse mortgage on City Center Bellevue. The new five-year mortgage has a maturity date of October 1, 2027 and bears interest at a fixed rate per annum of 5.08% (interest only).
(3)    The Secured Notes Payable total does not include debt issuance costs, net of $0.45 million.
(4)    On January 5, 2022, the maturity date for Term Loan A was extended to January 5, 2027 with no further extension options. On January 14, 2022, we entered into two interest rate swap agreements that are intended to fix the interest rate associated with Term Loan A at approximately 2.70% through January 5, 2027, subject to adjustments based on our consolidated leverage ratio.
(5)    Term Loan B matures on March 1, 2023. Term Loan B accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.65%, subject to adjustments based on our consolidated leverage ratio.
(6)    Term Loan C matures on March 1, 2023. Term Loan C accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.64%, subject to adjustments based on our consolidated leverage ratio.
(7)    $100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.
(8)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(9)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(10)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(11)    $500 million of 3.375% Senior Unsecured Notes due February 1, 2031. Net of debt issuance discount, the effective interest rate for the 3.375% Notes is approximately 3.502% through maturity.
(12)    The Unsecured Notes Payable total does not include debt issuance costs and discounts, net of $11.0 million.
(13)    On January 5, 2022, the unsecured revolving line of credit (the "2022 Revolver Loan") capacity was increased to $400 million, with a maturity date of January 5, 2026, subject to our option to extend the 2022 Revolver Loan up to two times, with each such extension for a six-month period. The 2022 Revolver Loan currently accrues interest at SOFR, plus the applicable SOFR adjustment and a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The 2022 Revolver Loan total does not include debt issuance costs, net of $2.1 million

Third Quarter 2022 Supplemental Information	Page

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)

Market data	September 30, 2022
Common shares outstanding	60,528
Common units outstanding	16,181
Common shares and common units outstanding	76,709
Market price per common share	$25.72
Equity market capitalization	$1,972,955
Total debt	$1,661,000
Total market capitalization	$3,633,955
Less: Cash on hand	$(63,431)
Total enterprise value	$3,570,524
Total unencumbered assets, gross	$3,637,322

Total debt/Total capitalization			45.7%
Total debt/Total enterprise value			46.5%
Net debt/Total enterprise value (1)			44.7%
Total unencumbered assets, gross/Unsecured debt			229.3%

	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	6.6	x	7.0	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.4	x	6.7	x
Interest coverage ratio (4)	4.1	x	3.9	x
Fixed charge coverage ratio (4)	4.1	x	3.9	x

Debt Maturity Schedule
as of September 30, 2022

Principal Repayment (in millions)
$600
$400
$200
$0
$150
$100
$200
$350
$75
$100
$150
$500
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031
	—%	2.6%	3.8%	4.5%	—%	3.8%	—%	4.2%	3.9%	3.4%

Total Weighed Average Fixed Interest Rate:	3.68%
Weighted Average Term to Maturity:	5.3

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended September 30, 2022, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.

Adjusted EBITDA is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of Adjusted EBITDA to net income are included in the Glossary of Terms.

Third Quarter 2022 Supplemental Information	Page

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development/Redevelopment Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:
La Jolla Commons	University Town Center, San Diego, CA	April 2021	September 2023	6.5% - 7.5%	213,000	—%	2024	$98,318	$175,000

One Beach Street	San Francisco, CA	February 2021	December 2022	TBD	102,000	—%	2023	$32,001	$42,800

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	90,000	N/A	Development of 90,000 square feet retail building (former KMart Space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A	Development of 45,000 square feet retail building
Lloyd Portfolio - multiple phases (4)	Mixed Use	Portland, OR
Phase 2B - Oregon Square			385,000	N/A	Development of build-to-suit office towers

Notes:
(1)    The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.
(2)    Based on management's estimation of stabilized occupancy (90%).
(3)    Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.
(4)    The Lloyd Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Third Quarter 2022 Supplemental Information	Page

PORTFOLIO DATA

Third Quarter 2022 Supplemental Information	Page

PROPERTY REPORT

As of September 30, 2022				Office and Retail Portfolios
				Net			Annualized
			Number	Rentable			Base Rent per
		Year Built/	of	Square	Percentage	Annualized	Square
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons	San Diego, CA	2008/2014	2	724,208	99.0%	$46,380,368	$64.69
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016/2021	14	521,740	95.1%	24,071,319	48.51
Torrey Point	San Diego, CA	2017	2	93,264	96.8	5,394,292	59.75
Solana Crossing	Solana Beach, CA	1982/2005	4	224,009	82.2	8,077,755	43.87
The Landmark at One Market (7)	San Francisco, CA	1917/2000	1	422,426	100.0	39,562,897	93.66
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	100,270	—	—	—
First & Main	Portland, OR	2010	1	360,314	95.0	10,962,426	32.03
Lloyd Portfolio	Portland, OR	1940-2015	3	515,928	95.1	16,471,900	33.57
City Center Bellevue	Bellevue, WA	1987	1	496,437	95.7	23,193,334	48.82
Eastgate Office Park	Bellevue, WA	1985	4	280,053	72.9	8,252,554	40.42
Corporate Campus East III	Bellevue, WA	1986	4	157,163	84.7	5,618,664	42.21
Bel-Spring 520	Bellevue, WA	1983	2	92,410	68.3%	2,753,343	$43.62
Subtotal/Weighted Average Office Portfolio (8)			39	3,988,222	90.7%	$190,738,852	$52.73
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	85.4%	$3,645,843	$54.66		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (9)	San Diego, CA	1994/2014	15	528,416	96.1	13,496,513	26.58	At Home Stores	Dick's Sporting Goods, Sprouts Farmers Market, Nordstrom Rack, Total Wine
South Bay Marketplace (9)	San Diego, CA	1997	9	132,877	100.0	2,497,470	18.80		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	100.0	2,661,087	20.81	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	208,297	96.4	6,239,671	31.07		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,651	94.7	6,491,397	27.79		Dixieline Probuild, Marshalls
Del Monte Center (9)	Monterey, CA	1967/1984/2006	16	673,155	81.2	9,243,835	16.91	Macy's	Century Theatres, Whole Foods Market, H&M, Apple, Sephora, Williams-Sonoma
Geary Marketplace	Walnut Creek, CA	2012	3	35,159	95.6	1,203,624	35.81		Sprouts Farmers Market
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	77.7	1,032,073	113.81		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	100.0	12,293,432	29.41	Lowe's, Safeway	UFC Gym, OfficeMax, Old Navy
Alamo Quarry Market (9)	San Antonio, TX	1997/1999	16	588,148	92.4	14,435,533	26.56	Regal Cinemas	Whole Foods Market, Nordstrom Rack, Williams-Sonoma, Sephora
Hassalo on Eighth	Portland, OR	2015	3	44,236	69.0	996,450	32.65		Providence Health & Services, Sola Salons
Subtotal/Weighted Average Retail Portfolio (8)			107	3,092,616	92.2%	$74,236,928	$26.04
Total/Weighted Average Office and Retail Portfolio (8)			146	7,080,838	91.4%	$264,975,780	$40.94

Third Quarter 2022 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

As of September 30, 2022
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001 - 2008/2021	80	548	94.9%	$15,681,372	$2,513
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	95.0	4,362,156	$2,392
Mariner's Point	Imperial Beach, CA	1986	8	88	95.5	2,264,520	$2,245
Santa Fe Park RV Resort (10)	San Diego, CA	1971/2007-2008	1	126	83.3	2,051,340	$1,629
Pacific Ridge Apartments	San Diego, CA	2013	3	533	90.8	21,882,600	$3,768
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	96.1	3,265,704	$1,600
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	92.6	6,210,420	$1,658
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	95.8	2,505,240	$1,524
Total/Weighted Average Multifamily Portfolio			121	2,112	93.0%	$58,223,352	$2,470

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	93,925	94.9%	$8,534,364	$95.75		Yard House, Roy's

			Number				Annualized
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (11)	Daily Rate (11)	Available Room (11)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014/2020	2	369	84.2%	$398.25	$335.19
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, 2010 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of September 30, 2022, including leases which may not have commenced as of September 30, 2022. Percentage leased for our multifamily properties includes total units rented as of September 30, 2022.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended September 30, 2022 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding:
•The annualized base rent for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $33,784,577 to our estimate of annual triple net operating expenses of $12,595,791 for an estimated annualized base rent on a modified gross lease basis of $46,380,368 for La Jolla Commons.
•The annualized base rent for Eastgate Office Park has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $5,781,141 to our estimate of annual triple net operating expenses of $2,471,413 for an estimated annualized base rent on a modified gross lease basis of $8,252,554 for Eastgate Office Park.
•The annualized base rent for Corporate Campus East III has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,018,093 to our estimate of annual triple net operating expenses of $1,600,571 for an estimated annualized base rent on a modified gross lease basis of $5,618,664 for Corporate Campus East III.
•The annualized base rent for Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $1,965,506 to our estimate of annual triple net operating expenses of $787,837 for an estimated annualized base rent on a modified gross lease basis of $2,753,343 for Bel-Spring 520.
(4)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2022. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of September 30, 2022. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons, Eastgate Office Park, Corporate Campus East III and Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. See footnote 3 for further explanation.

Third Quarter 2022 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants, excluding anchor tenants.
(7)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2026, which we have the option to extend until 2031 pursuant to one five-year extension option.
(8)    Lease data for signed but not commenced leases as of September 30, 2022 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	92,948	$5,633,984	$60.61	$54.27
Retail Portfolio	21,189	$647,201	$30.54	$26.26
Total Retail and Office Portfolio	114,137	$6,281,185	$55.03	$41.93
(a)    Office portfolio leases signed but not commenced of 57,789, 22,329, 7,267 and 5,563 square feet are expected to commence during the fourth quarter of 2022 and the first, second and third quarters of 2023, respectively. Retail portfolio leases signed but not commenced of 2,065, 3,002 and 16,122 square feet are expected to commence during the fourth quarter of 2022, and the first and second quarters of 2023, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements) for signed but not commenced leases as of September 30, 2022 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of September 30, 2022, by square footage under lease as of September 30, 2022.
(9)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases (a)	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$797,727
South Bay Marketplace	1	2,824	$114,552
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	3	20,694	$410,151
(10)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended September 30, 2022, the highest average monthly occupancy rate for this property was 96%, occurring in July 2022. The number of units at the Santa Fe Park RV Resort includes 122 RV spaces and four apartments.
(11)    Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2022, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended September 30, 2022 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended September 30, 2022 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2022 Supplemental Information	Page

OFFICE LEASING SUMMARY

As of September 30, 2022
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2022	9	100%	43,061	$57.35	$46.38	$472,341	23.7%	34.7%	4.7	$943,110	$21.90
2nd Quarter 2022	11	100%	128,335	$60.65	$50.07	$1,357,877	21.1%	20.7%	4.8	$1,128,669	$8.79
1st Quarter 2022	10	100%	103,941	$77.58	$68.94	$897,892	12.5%	17.6%	3.9	$2,842,679	$27.35
4th Quarter 2021	10	100%	67,835	$48.61	$41.21	$501,419	17.9%	26.5%	3.8	$2,058,774	$30.35
Total 12 months	40	100%	343,172	$62.98	$53.57	$3,229,529	17.6%	21.9%	4.3	$6,973,232	$20.32

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2022	1	11%	17,969	$67.50	$45.84	$389,194	47.2%	55.0%	5.3	$718,760	$40.00
2nd Quarter 2022	3	27%	12,365	$57.80	$50.23	$93,527	15.1%	48.9%	9.6	$1,128,669	$91.28
1st Quarter 2022	2	20%	13,086	$55.76	$54.52	$16,215	2.3%	30.1%	6.4	$591,171	$45.18
4th Quarter 2021	2	20%	30,584	$55.93	$42.31	$416,743	32.2%	44.9%	5.9	$1,933,215	$63.21
Total 12 months	8	20%	74,004	$59.02	$46.65	$915,679	26.5%	45.4%	6.5	$4,371,815	$59.08

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2022	8	89%	25,092	$50.08	$46.76	$83,147	7.1%	19.6%	4.4	$224,350	8.94
2nd Quarter 2022	8	73%	115,970	$60.95	$50.05	$1,264,350	21.8%	18.3%	4.3	$—	$—
1st Quarter 2022	8	80%	90,855	$80.73	$71.02	$881,677	13.7%	16.4%	3.6	$2,251,508	$24.78
4th Quarter 2021	8	80%	37,251	$42.59	$40.32	$84,676	5.6%	9.7%	2.1	$125,559	$3.37
Total 12 months	32	80%	269,168	$64.07	$55.47	$2,313,850	15.5%	16.8%	3.8	$2,601,417	$9.66

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2022	13	59,461	$54.70	5.1	$1,777,265	$29.89
2nd Quarter 2022	15	148,677	$60.09	5.4	$2,756,504	$18.54
1st Quarter 2022	19	169,848	$69.31	5.5	$8,527,244	$50.21
4th Quarter 2021	18	129,690	$53.28	5.6	$7,771,227	$59.92
Total 12 months	65	507,676	$60.80	5.4	$20,832,240	$41.04
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Excludes renewals at fixed contractual rates specified in the lease.

Third Quarter 2022 Supplemental Information	Page

RETAIL LEASING SUMMARY

As of September 30, 2022
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2022	17	100%	71,469	$31.46	$29.45	$143,598	6.8%	27.7%		4.1	$309,280	$4.33
2nd Quarter 2022	16	100%	67,209	$29.01	$27.43	$105,846	5.7%	20.2%		4.5	$267,191	$3.98
1st Quarter 2022	16	100%	77,708	$35.05	$37.20	$(166,622)	(5.8)%	13.5%		4.6	$456,000	$5.87
4th Quarter 2021	16	100%	60,343	$35.70	$38.23	$(152,659)	(6.6)%	5.2%		3.9	$88,000	$1.46
Total 12 months	65	100%	276,729	$32.80	$33.05	$(69,837)	(0.8)%	15.9%		4.3	$1,120,471	$4.05

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2022	3	18%	5,007	$43.91	$44.38	$(2,360)	(1.1)%	202.9%	(6)	6.8	$121,280	$24.22
2nd Quarter 2022	2	13%	4,004	$30.57	$29.09	$5,904	5.1%	—%	(6)	5.4	$179,726	$44.89
1st Quarter 2022	1	6%	5,500	$39.60	$26.18	$73,797	51.2%	—%	(6)	10.1	$176,000	$32.00
4th Quarter 2021	3	19%	3,114	$65.27	$83.58	$(57,007)	(21.9)%	(11.4)%		4.1	$78,000	$25.05
Total 12 months	9	14%	17,625	$43.31	$42.15	$20,334	2.7%	148.4%		7.0	$555,006	$31.49

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2022	14	82%	66,462	$30.52	$28.33	$145,958	7.8%	15.0%		3.9	$188,000	$2.83
2nd Quarter 2022	14	88%	63,205	$28.91	$27.33	$99,942	5.8%	11.9%		4.5	$87,465	$1.38
1st Quarter 2022	15	94%	72,208	$34.71	$38.03	$(240,419)	(8.8)%	2.4%		4.2	$280,000	$3.88
4th Quarter 2021	13	81%	57,229	$34.10	$35.77	$(95,652)	(4.7)%	9.3%		3.9	$10,000	$0.17
Total 12 months	56	86%	259,104	$32.09	$32.43	$(90,171)	(1.1)%	8.3%		4.1	$565,465	$2.18

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2022	21	79,033	$32.62	4.2	$526,410	$6.66
2nd Quarter 2022	21	77,201	$29.93	4.9	$945,515	$12.25
1st Quarter 2022	20	87,903	$37.25	5.1	$1,282,094	$14.59
4th Quarter 2021	20	95,963	$32.37	6.0	$3,399,809	$35.43
Total 12 months	82	340,100	$33.14	5.1	$6,153,828	$18.10
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Excludes renewals at fixed contractual rates specified in the lease.
(6)    Prior tenants' rent was modified to cash-basis, therefore there is no straight-line rent for comparison.

Third Quarter 2022 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY

As of September 30, 2022
Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2022	520	94.9%	$15,681,372	$2,513
2nd Quarter 2022	533	97.3%	$15,963,624	$2,495
1st Quarter 2022	533	97.3%	$15,277,872	$2,388
4th Quarter 2021	534	97.5%	$15,005,424	$2,340

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2022	152	95.0%	$4,362,156	$2,392
2nd Quarter 2022	159	99.4%	$4,425,768	$2,319
1st Quarter 2022	156	97.5%	$4,064,940	$2,171
4th Quarter 2021	153	95.6%	$4,134,048	$2,252

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2022	84	95.5%	$2,264,520	$2,245
2nd Quarter 2022	84	95.5%	$2,216,472	$2,198
1st Quarter 2022	85	96.6%	$2,062,044	$2,021
4th Quarter 2021	84	95.5%	$1,988,148	$1,971

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2022	105	83.3%	$2,051,340	$1,629
2nd Quarter 2022	112	88.9%	$2,327,904	$1,732
1st Quarter 2022	111	88.1%	$1,943,196	$1,459
4th Quarter 2021	118	93.7%	$1,793,688	$1,266

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2022	484	90.8%	$21,882,600	$3,768
2nd Quarter 2022	435	81.6%	$17,226,732	$3,301
1st Quarter 2022	512	96.1%	$19,078,404	$3,104
4th Quarter 2021	521	97.7%	$19,541,508	$3,127

Third Quarter 2022 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of September 30, 2022
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2022	170	96.1%	$3,265,704	$1,600
2nd Quarter 2022	166	93.8%	$3,093,876	$1,553
1st Quarter 2022	163	92.1%	$2,991,060	$1,529
4th Quarter 2021	169	95.5%	$3,055,992	$1,507

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2022	312	92.6%	$6,210,420	$1,658
2nd Quarter 2022	321	95.3%	$6,152,100	$1,596
1st Quarter 2022	313	92.9%	$5,765,316	$1,535
4th Quarter 2021	313	92.9%	$5,715,888	$1,521

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2022	137	95.8%	$2,505,240	$1,524
2nd Quarter 2022	134	93.7%	$2,341,560	$1,456
1st Quarter 2022	129	90.2%	$2,327,976	$1,504
4th Quarter 2021	136	95.1%	$2,322,624	$1,423

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2022	1,964	93.0%	$58,223,352	$2,470
2nd Quarter 2022	1,944	92.0%	$53,748,036	$2,305
1st Quarter 2022	2,002	94.8%	$53,510,808	$2,227
4th Quarter 2021	2,028	96.0%	$53,557,320	$2,201

Notes:
(1)    Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

Third Quarter 2022 Supplemental Information	Page

MIXED-USE LEASING SUMMARY

As of September 30, 2022
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
3rd Quarter 2022	89,100	94.9%	$8,534,364	$96
2nd Quarter 2022	89,100	94.9%	$8,521,724	$96
1st Quarter 2022	88,532	94.3%	$8,101,688	$91
4th Quarter 2021	84,117	89.6%	$6,413,365	$76

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
3rd Quarter 2022	311	84.2%	$398	$335
2nd Quarter 2022	291	78.8%	$356	$280
1st Quarter 2022	269	72.8%	$333	$243
4th Quarter 2021	268	72.6%	$297	$215
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of September 30, 2022, including leases which may not have commenced as of September 30, 2022.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2022 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2022.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2022, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2022 Supplemental Information	Page

LEASE EXPIRATIONS

As of September 30, 2022
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	38,237	1.0%	0.5%	$1.49	13,078	0.4%	0.2%	$51.45	5,815	6.2%	0.1%	$6.19	57,130	0.8%	$13.41
2022	117,328	2.9	1.6	$40.53	16,116	0.5	0.2	$49.53	6,543	7.0	0.1	$81.94	139,987	2.0	$43.50
2023	382,172	9.6	5.3	$53.62	173,898	5.6	2.4	$29.22	7,882	8.4	0.1	$41.80	563,952	7.9	$45.93
2024	294,567	7.4	4.1	$44.45	478,548	15.5	6.7	$29.75	10,811	11.5	0.2	$119.36	783,926	10.9	$36.51
2025	351,697	8.8	4.9	$39.24	265,130	8.6	3.7	$29.82	18,275	19.5	0.3	$91.74	635,102	8.9	$36.82
2026	354,347	8.9	4.9	$41.74	271,450	8.8	3.8	$33.09	5,096	5.4	0.1	$205.03	630,893	8.8	$39.34
2027	367,214	9.2	5.1	$51.94	415,866	13.4	5.8	$29.81	4,464	4.8	0.1	$70.05	787,544	11.0	$40.36
2028	258,000	6.5	3.6	$48.20	629,338	20.3	8.8	$16.01	8,820	9.4	0.1	$161.50	896,158	12.5	$26.71
2029	847,649	21.3	11.8	$62.82	182,602	5.9	2.5	$19.55	1,055	1.1	—	$195.96	1,031,306	14.4	$55.29
2030	238,543	6.0	3.3	$38.95	43,630	1.4	0.6	$37.21	—	—	—	—	282,173	3.9	$38.68
2031	145,236	3.6	2.0	$42.12	119,558	3.9	1.7	$21.56	14,965	15.9	0.2	$112.07	279,759	3.9	$37.08
Thereafter	130,359	3.3	1.8	$47.02	220,833	7.1	3.1	$28.62	—	—	—	—	351,192	4.9	$35.45
Signed Leases Not Commenced	92,948	2.3	1.3	—	21,189	0.7	0.3	—	5,374	5.7	0.1	—	119,511	1.7	—
Available	369,925	9.3	5.2	—	241,380	7.8	3.4	—	4,825	5.1	0.1	—	616,130	8.6	—
Total (2)	3,988,222	100.0%	55.6%	$43.45	3,092,616	100.0%	43.1%	$24.00	93,925	100.0%	1.3%	$90.86	7,174,763	100.0%	$35.69

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	38,237	1.0%	0.5%	$1.49	13,078	0.4%	0.2%	$51.45	5,815	6.2%	0.1%	$6.19	57,130	0.8%	$13.41
2022	94,918	2.4	1.3	$38.34	11,554	0.4	0.2	$51.59	6,543	7.0	0.1	$81.94	113,015	1.6	$42.22
2023	151,792	3.8	2.1	$44.90	104,853	3.4	1.5	$34.28	7,532	8.0	0.1	$34.82	264,177	3.7	$40.40
2024	60,820	1.5	0.8	$45.82	230,003	7.4	3.2	$32.00	5,759	6.1	0.1	$154.68	296,582	4.1	$37.22
2025	136,099	3.4	1.9	$44.69	105,268	3.4	1.5	$26.92	6,717	7.2	0.1	$175.62	248,084	3.5	$40.69
2026	54,928	1.4	0.8	$32.69	64,225	2.1	0.9	$44.20	5,096	5.4	0.1	$205.03	124,249	1.7	$45.71
2027	85,774	2.2	1.2	$44.27	173,926	5.6	2.4	$29.35	3,553	3.8	—	$88.01	263,253	3.7	$35.00
2028	137,412	3.4	1.9	$37.65	145,011	4.7	2.0	$22.93	1,906	2.0	—	$215.88	284,329	4.0	$31.34
2029	204,054	5.1	2.8	$44.60	102,395	3.3	1.4	$31.55	6,457	6.9	0.1	$104.32	312,906	4.4	$41.56
2030	244,362	6.1	3.4	$35.83	64,190	2.1	0.9	$35.13	11,558	12.3	0.2	$43.00	320,110	4.5	$35.95
2031	233,627	5.9	3.3	$47.00	58,112	1.9	0.8	$45.96	14,965	15.9	0.2	$112.07	306,704	4.3	$49.98
Thereafter	2,083,326	52.2	29.0	$54.86	1,757,432	56.8	24.5	$22.62	7,825	8.3	0.1	$129.45	3,848,583	53.6	$40.29
Signed Leases Not Commenced	92,948	2.3	1.3	—	21,189	0.7	0.3	—	5,374	5.7	0.1	—	119,511	1.7	—
Available	369,925	9.3	5.2	—	241,380	7.8	3.4	—	4,825	5.1	0.1	—	616,130	8.6	—
Total (2)	3,988,222	100.0%	55.6%	$43.45	3,092,616	100.0%	43.1%	$24.00	93,925	100.0%	1.3%	$90.86	7,174,763	100.0%	$35.69

Third Quarter 2022 Supplemental Information	Page

LEASE EXPIRATIONS (CONTINUED)

As of September 30, 2022
Notes:
(1)    Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2022 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

Third Quarter 2022 Supplemental Information	Page

PORTFOLIO LEASED STATISTICS

	At September 30, 2022				At September 30, 2021
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	3,988,222	3,618,297		90.7%	3,884,335	3,505,332		90.2%
Retail Properties (square feet)	3,092,616	2,851,236		92.2%	3,092,428	2,836,540		91.7%
Multifamily Properties (units)	2,112	1,964		93.0%	2,112	2,050		97.1%
Mixed-Use Properties (square feet)	93,925	89,100		94.9%	96,707	83,790		86.6%
Mixed-Use Properties (units)	369	290	(3)	78.6%	369	237	(3)	64.3%

Same-Store(2) Statistics
Office Properties (square feet)(4)	3,358,326	3,217,761		95.8%	3,347,008	3,103,068		92.7%
Retail Properties (square feet)	3,092,616	2,851,236		92.2%	3,092,428	2,836,540		91.7%
Multifamily Properties (units)	2,112	1,964		93.0%	2,112	2,050		97.1%
Mixed-Use Properties (square feet)	93,925	89,100		94.9%	96,707	83,790		86.6%
Mixed-Use Properties (units)	369	290	(3)	78.6%	369	237	(3)	64.3%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.
(2)    See Glossary of Terms.
(3)    Represents average occupancy for the nine months ended September 30, 2022 and 2021.
(4)    The same-store portfolio excludes One Beach Street due to significant redevelopment activity, Eastgate Office Park, which was acquired on July 7, 2021, Corporate Campus East III, which was acquired on September 10, 2021, and Bel-Spring 520, which was acquired on March 8, 2022.

Third Quarter 2022 Supplemental Information	Page

TOP TENANTS - OFFICE

As of September 30, 2022
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	6.3%	3.5%	$25,651,314	13.4%	9.4%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	10.6	5.9	19,305,775	10.1	7.1
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2023 12/31/2027	138,615	3.5	1.9	12,965,599	6.8	4.7
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029	123,041	3.1	1.7	6,738,245	3.5	2.5
5	VMware, Inc. (3)	City Center Bellevue	11/30/2022 3/31/2028	91,745	2.3	1.3	4,661,321	2.4	1.7
6	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	1.8	1.0	4,609,212	2.4	1.7
7	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	2.6	1.4	3,382,042	1.8	1.2
8	State of Oregon: Department of Environmental Quality	Lloyd Portfolio	10/31/2031	87,787	2.2	1.2	2,849,538	1.5	1.0
9	Genentech, Inc.	Lloyd Portfolio	10/31/2026	66,852	1.7	0.9	2,337,632	1.2	0.9
10	Mei Pharma, Inc	Torrey Reserve Campus	11/30/2029	44,481	1.1	0.6	2,266,536	1.2	0.8
	Top 10 Office Tenants Total			1,401,744	35.2%	19.4%	$84,767,214	44.3%	31.0%

Notes:
(1)     For Autodesk, Inc., 92,820 and 45,795 of leased square feet have a lease expiration of December 31, 2023 and 2027, respectively.
(2)     For Smartsheet, Inc., 73,669 and 49,372 of leased square feet have a lease expiration of December 31, 2026 and April 30, 2029, respectively.
(3)     For VMware, Inc., 17,143 and 74,602 of leased square feet have a lease expiration of November 30, 2022 and March 31, 2028, respectively.

Third Quarter 2022 Supplemental Information	Page

TOP TENANTS - RETAIL

As of September 30, 2022
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.2%	$3,720,000	5.0%	1.4%
2	Nordstrom Rack (1)	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2027 10/31/2027	69,047	2.2	1.0	2,189,648	2.9	0.8
3	Sprouts Farmers Market (2)	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2024 3/31/2025 9/30/2032	71,431	2.3	1.0	2,121,187	2.9	0.8
4	Marshalls (3)	Solana Beach Towne Centre, Carmel Mountain Plaza	1/31/2025 1/31/2029	68,055	2.2	0.9	1,728,228	2.3	0.6
5	Vons	Lomas Santa Fe Plaza	12/31/2027	49,895	1.6	0.7	1,399,205	1.9	0.5
6	At Home Stores	Carmel Mountain Plaza	7/31/2029	107,870	3.5	1.5	1,384,552	1.9	0.5
7	Old Navy (4)	Southbay Marketplace Alamo Quarry Market Waikele Center	4/30/2023 9/30/2024 7/31/2030	52,936	1.7	0.7	1,250,327	1.7	0.5
8	Regal Cinemas	Alamo Quarry Market	3/31/2028	72,447	2.3	1.0	1,231,599	1.7	0.5
9	Safeway	Waikele Center	1/31/2040	50,050	1.6	0.7	1,201,200	1.6	0.4
10	Michaels (5)	Carmel Mountain Plaza Alamo Quarry Market	1/31/2024 2/29/2028	46,850	1.5	0.7	1,072,635	1.4	0.4
	Top 10 Retail Tenants Total			743,581	23.9%	10.4%	$17,298,581	23.3%	6.4%

Notes:
(1)     For Nordstrom Rack, 39,047 and 30,000 of leased square feet have a lease expiration of September 30, 2027 (Carmel Mountain Plaza) and October 31, 2027 (Alamo Quarry Marketplace), respectively.
(2)     For Sprouts Farmers Market, 14,986, 30,973 and 25,472 of leased square feet have a lease expiration of June 30, 2024 (Solana Beach Towne Centre), March 31, 2025 (Carmel Mountain Plaza), and September 30, 2032 (Geary Marketplace), respectively.
(3)    For Marshalls, 39,295 and 28,760 of leased square feet have a lease expiration of January 31, 2025 (Solana Beach Towne Centre) and 2029 (Carmel Mountain Plaza), respectively.
(4)     For Old Navy, 20,000, 15,021 and 17,915 of leased square feet have a lease expiration of April 30, 2023 (Southbay Marketplace), September 30, 2024 (Alamo Quarry Market), and July 31, 2030 (Waikele Center), respectively.
(5)    For Michaels, 22,969 and 23,881 of leased square feet have a lease expiration of January 31, 2024 (Carmel Mountain Plaza) and February 29, 2028 (Alamo Quarry Market), respectively.

Third Quarter 2022 Supplemental Information	Page

APPENDIX

Third Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three and nine months ended September 30, 2022 and 2021 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income	$16,369	$12,895	$43,471	$26,115
Depreciation and amortization	31,729	30,680	93,228	85,827
Interest expense	14,454	14,722	43,667	43,589
Interest income	(60)	(98)	(117)	(272)
Income tax expense	240	150	640	451
EBITDA	$62,732	$58,349	$180,889	$155,710

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include an early extinguishment of debt adjustment and pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
EBITDA	$62,732	$58,349	$180,889	$155,710
Pro forma adjustments	—	—	—	—
Loss on early extinguishment of debt	—	—	—	4,271
Adjusted EBITDA	$62,732	$58,349	$180,889	$159,981

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and nine months ended September 30, 2022 and 2021 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income	$16,369	$12,895	$43,471	$26,115
Depreciation and amortization	31,729	30,680	93,228	85,827
Interest expense	14,454	14,722	43,667	43,589
Interest income	(60)	(98)	(117)	(272)
Income tax expense	240	150	640	451
EBITDAre	$62,732	$58,349	$180,889	155,710

Third Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of NOI to net income	2022	2021	2022	2021
Total NOI	$71,108	$65,176	$204,019	$180,555
General and administrative	(8,376)	(6,827)	(23,130)	(20,574)
Depreciation and amortization	(31,729)	(30,680)	(93,228)	(85,827)
Operating Income	$31,003	$27,669	$87,661	$74,154
Interest expense	(14,454)	(14,722)	(43,667)	(43,589)
Loss on early extinguishment of debt	—	—	—	(4,271)
Other income (expense), net	(180)	(52)	(523)	(179)
Net income	$16,369	$12,895	$43,471	$26,115
Net income attributable to restricted shares	(155)	(145)	(464)	(417)
Net income attributable to unitholders in the Operating Partnership	(3,442)	(2,709)	(9,130)	(5,459)
Net income attributable to American Assets Trust, Inc. stockholders	$12,772	$10,041	$33,877	$20,239

Overall Portfolio: Includes all operating properties owned by us as of September 30, 2022.

Third Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Total Cash NOI to Net Income	2022	2021	2022	2021
Total Cash NOI	$67,746	$59,966	$195,302	$168,478
Non-cash revenue and other operating expenses (1)	3,362	5,210	8,717	12,077
General and administrative	(8,376)	(6,827)	(23,130)	(20,574)
Depreciation and amortization	(31,729)	(30,680)	(93,228)	(85,827)
Operating income	$31,003	$27,669	$87,661	$74,154
Interest expense	(14,454)	(14,722)	(43,667)	(43,589)
Loss on early extinguishment of debt	—	—	—	(4,271)
Other income (expense), net	(180)	(52)	(523)	(179)
Net income	$16,369	$12,895	$43,471	$26,115
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Third Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended (1)		Nine Months Ended (1)
	September 30,		September 30,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2022	2021	2022	2021
Same-Store Cash NOI	$64,908	$58,321	$184,268	$166,434
Redevelopment Cash NOI (2)	(185)	(102)	(567)	1
Same-Store Cash NOI with Redevelopment	64,723	58,219	183,701	166,435
Tenant improvement reimbursements	171	(24)	2,943	267
Total Same-Store Cash NOI with Redevelopment	$64,894	$58,195	$186,644	$166,702
Non-Same Store Cash NOI	2,852	1,771	8,658	1,776
Total Cash NOI	$67,746	$59,966	$195,302	$168,478
Non-cash revenue and other operating expenses (3)	3,362	5,210	8,717	12,077
General and administrative	(8,376)	(6,827)	(23,130)	(20,574)
Depreciation and amortization	(31,729)	(30,680)	(93,228)	(85,827)
Operating income	$31,003	$27,669	$87,661	$74,154
Interest expense	(14,454)	(14,722)	(43,667)	(43,589)
Loss on early extinguishment of debt	—	—	—	(4,271)
Other income (expense), net	(180)	(52)	(523)	(179)
Net income	$16,369	$12,895	$43,471	$26,115
(1)    Same-store portfolio excludes (i) One Beach Street, due to significant redevelopment activity; (ii) Eastgate Office Park which was acquired on July 7, 2021; (iii) Corporate Campus East III which was acquired on September 10, 2021; (iv) Bel-Spring 520 which was acquired on March 8, 2022 and (v) land held for development.
(2)    Redevelopment property refers to One Beach Street, and Lloyd Portfolio - Land.
(3)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), lease termination fees at Carmel Mountain Plaza, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Third Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

Third Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

	Comparison of Three Months Ended			Comparison of Nine Months Ended
	September 30, 2022 to 2021			September 30, 2022 to 2021
	Same-Store	Non Same-Store	Redevelopment Same-Store	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons	X		X	X
Torrey Reserve Campus	X		X	X		X
Torrey Point	X		X	X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X	X		X
The Landmark at One Market	X		X	X		X
One Beach Street		X	X		X	X
First & Main	X		X	X		X
Lloyd Portfolio	X		X	X		X
City Center Bellevue	X		X	X		X
Eastgate Office Park		X			X
Corporate Campus East III		X			X
Bel-Spring 520		X			X
Retail Properties
Carmel Country Plaza	X		X	X		X
Carmel Mountain Plaza	X		X	X		X
South Bay Marketplace	X		X	X		X
Gateway Marketplace	X		X	X		X
Lomas Santa Fe Plaza	X		X	X		X
Solana Beach Towne Centre	X		X	X		X
Del Monte Center	X		X	X		X
Geary Marketplace	X		X	X		X
The Shops at Kalakaua	X		X	X		X
Waikele Center	X		X	X		X
Alamo Quarry Market	X		X	X		X
Hassalo on Eighth - Retail	X		X	X		X
Multifamily Properties
Loma Palisades	X		X	X		X
Imperial Beach Gardens	X		X	X		X
Mariner's Point	X		X	X		X
Santa Fe Park RV Resort	X		X	X		X
Pacific Ridge Apartments	X		X	X		X
Hassalo on Eighth	X		X	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X	X		X
Waikiki Beach Walk - Embassy Suites™	X		X	X		X
Development Properties
La Jolla Commons - Land		X			X
Solana Crossing - Land		X			X
Lloyd Portfolio - Land		X	X		X	X

Third Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

Third Quarter 2022 Supplemental Information	Page